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                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Event Requiring Report: April 23, 2001

                          QINNET.COM, INC.

    (Exact name of registrant as specified in its charter)

       Delaware                 000-28659         75-2610514
      (State of Incorporation)  (Commission       (IRS Employer
                                File Number)      Identification #)

      Suite 206, 4505 Las Virgenes Road, Calabasas, CA  91302
             --------------------------------------------
                (Address of Principal Executive Offices)

                           (818) 871-9482
             ----------------------------------------
        (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Registrant has acquired a 93.8% interest in Qinnet Holdings Corp., a Washington corporation ("Qinnet Holdings") pursuant to offers made by the Registrant to the U.S. accredited and non-Canadian foreign shareholders of Qinnet Holdings Corp. on March 14, 2001 (the "Offers"). The Offers were made by the Registrant to these shareholders of Qinnet Holdings to acquire their shares on the basis of one share of the Registrant's common stock for each share of Qinnet Holdings stock. The Offers were made to shareholders of Qinnet Holdings that held in aggregate 12,295,100 shares of Qinnet Holdings, representing 93.9% of the shares of Qinnet Holdings. The Offer was open for acceptance for a period of 40 days expiring on April 23, 2001 and was subject to acceptance by shareholders of Qinnet Holdings representing a majority of the shares of Qinnet Holdings. Copies of the forms of the Offers to the U.S. accredited and non-Canadian foreign shareholders of Qinnet Holdings were included with the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001 and are incorporated herein by reference.

The Registrant received acceptances from eligible shareholders of Qinnet Holdings holding a total of 12,275,100 shares of Qinnet Holdings' common stock, representing 93.8% of Qinnet Holdings, as
of April 23, 2001.   The Registrant completed the acquisition of
the 93.8% interest in Qinnet Holdings effective April 23, 2001. The Registrant issued a total of 12,275,100 shares of its common stock to the accepting shareholders of Qinnet Holdings upon completion of the acquisition on the basis of one share of the Registrant's common stock for each share of Qinnet Holdings
acquired.   The total number of shares of the Registrant's common
stock outstanding increased from 1,300,497 shares to 13,575,597 shares.

The Registrant plans to grant options to purchase shares of its common stock to the holders of options to purchase shares of Qinnet Holdings common stock now that the acquisition of the 93.8% interest in Qinnet Holdings has been completed. There were options to purchase 1,950,000 shares of Qinnet Holdings common stock outstanding as of April 23, 2001. Each option is exercisable at a price of $5.00 per share. The Registrant anticipates approving a new 2001 stock option plan and granting options to purchase a total of 1,950,000 shares under this 2001 stock option plan to the holders of options to purchase Qinnet Holdings common stock. Any options granted would be granted to a holder in consideration of the cancellation of the holder's options to purchase shares of Qinnet Holdings common stock.
These new options are planned to be on the same general terms and conditions as the holder's original options to purchase shares of Qinnet Holdings common stock.


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The Registrant had entered into a merger agreement with Qinnet
Holdings on January 12, 2000. The Registrant and Qinnet Holdings have determined not to proceed with this contemplated merger at this time. The Registrant is consulting with its professional advisors to determine the possibility of acquiring the remaining 6.2% interest in Qinnet Holdings. The acquisition of the remaining 6.2% interest in Qinnet Holdings may involve a merger of the Registrant and Qinnet Holdings.

Qinnet Holdings is engaged in the business of establishing operations in China as a value-added technology provider to Chinese companies and businesses engaged in electronic commerce. The business activities of Qinnet Holdings are carried out in China by Beijing QinNet Electronic Technologies Co., Ltd. ("Qinnet Beijing"). Qinnet Beijing is a wholly owned subsidiary of Qinnet Holdings. Qinnet Beijing is engaged in the businesses of providing the following services in China: (i) Internet access services; (ii) data transmission with state-of-art Internet protocol technology; (iii) Internet solution software; and (iv) Internet related business consulting services. The business objective of Qinnet Holdings is to provide full Internet, electronic business and electronic commerce solutions to government entities, private enterprises and individuals within China.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.


ITEM 5.  OTHER EVENTS

Not Applicable.


ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

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ITEM 7.  FINANCIAL STATEMENTS

(a)  Financial  statements  of  businesses  acquired.

The Registrant will file financial statements of Qinnet Holdings
Corp. by an amendment to this Report on Form 8-K to be filed within the time period required by Form 8-K.

(b)  Pro Forma Financial Information.

The Registrant will file pro forma information showing the effect of the acquisition of an interest in Qinnet Holdings Corp. by an amendment to this Report on Form 8-K to be filed within the time period required by Form 8-K.

(c)  Exhibits.

The following exhibits were previously filed as exhibits to the Registrant's Annual Report on Form 10-KSB filed with the
Securities and Exchange Commission on April 2, 2001 and are incorporated herein by reference:

Exhibit 10.3:  Offer of Qinnet.com to the Accredited United
               States Shareholders of Qinnet Holdings dated
               March 14, 2001

Exhibit 10.4:  Offer of Qinnet.com to non-Canadian Foreign
               Shareholders of Qinnet Holdings dated
               March 14, 2001

ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     QINNET.COM, INC.

                                     By: /s/ Wieguo Lang
 Date: April 25, 2001                _______________________
                                     Wieguo Lang, President